Exhibit 10.7

                                 ENERGY CONSUMER
                    SHARED ENERGY SAVINGS AGREEMENT ("SESA")

This SHARED ENERGY SAVINGS AGREEMENT ("AGREEMENT") is entered into on the date executed herein below by and between NECO ENERGY CORPORATION ("NECO") and Andrew Martin Company ("ENERGY CONSUMER").

1. Energy Consumer wishes to reduce peak energy and peak demand charges along with lowering thermal energy costs. Energy Consumer agrees to consume energy produced by NECO Electro-Thermo Solar Generator equipment, sub-systems, recording meters and interconnect facilities (the "SOLAR GENERATOR"). This Agreement sets forth the Terms and Conditions for sharing energy savings for a five (5) year Term (the "FIRST TERM") between NECO and Energy Consumer.

2. This Agreement enables the Energy Consumer to reduce electric and thermal energy costs 20% by sharing the savings of energy produced by NECO Solar Generator with NECO.

3. The Energy Consumer will save 20% of their costs for energy produced by the Solar Generator and NECO, as the energy provider, will receive 80% of what the Energy Consumer would have normally paid for delivered electric and thermal energy used at the Energy Consumer facility ("SITE").

4. NECO agrees at the end of the First Term to extend this Agreement for an additional five (5) year Term (the "SECOND TERM"). The Second Term will be negotiated to provide even greater savings to the Energy Consumer.

5. Energy Consumer agrees it shall at all times during the First and Second Term (and/or Third Term if applicable) of this Agreement provide adequate space at Energy Consumers Site for the Solar Generator at no cost to NECO along with full access by NECO, or by the Original Equipment Manufacturer ("OEM"), to its Solar Generator. Energy Consumer must maintain Site control during each Term of this Agreement. If Energy Consumer does not own the Site where the Solar Generator is to be installed, Energy Consumer must provide NECO a Landlord Waiver and Consent Agreement between Energy Consumer and Landlord (See Exhibit A).

6. NECO agrees to install the Solar Generator at its sole expense and obtain all government permits and interconnect agreements with the local power company. (Exhibit B, NECO Solar Generator Equipment List).

7. Energy Consumer agrees that all rights, title and ownership of the Solar Generator are the personal and identifiable property of MegaWatt Energy Corporation and NECO. Energy Consumer shall not create any claims, liens, damages or encumbrances against the Solar Generator. NECO, acting on behalf of itself and OEM, and Energy Consumer agree to hold each other, separately and individually harmless from any and all loss, claims, damages and/or actions caused by either party. NECO shall provide liability insurance for the Solar Generator.

8. Energy Consumer agrees to promptly pay all invoices received from NECO calculated from meter readings at Energy Consumer Site. Payments are due NECO from Energy Consumer no later than fifteen (15) days after NECO energy billing Due Date (the "Payment"). A billing statement example is attached as Exhibit C. The billing statement will break down the electric and thermal energy delivered and consumed from the Solar Generator. The Energy Consumer shall receive 20% of the savings from their energy costs and NECO 80% of the remaining savings as the energy provider.

9. In the event of Payment Default, Energy Consumer agrees NECO and/or the OEM has the right to (a) enter Energy Consumer Site during normal business hours and (b) remove the Solar Generator and (c) institute collection proceedings. See Exhibit B, Solar Generator Equipment List and Exhibit A, Landlord Waiver.

10. Any dispute, controversy or claim arising under, out of or relating to this Agreement and subsequent amendments thereof are hereinafter referred as "the Dispute" and shall be submitted to Mediation in accordance with the Rules of Mediation of the American Arbitration Association. See Definitions attached to and a part of this Agreement.

11. Energy Consumer and NECO agree that this Agreement may be assigned by either party with a 90 day advance written notice and that this Agreement shall have binding effect upon assignees.

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12.  Invoices  paid by Energy  Consumer to NECO for  delivered  electricity  are based upon the number of kilowatt hours delivered by the NECO Solar Generator and consumed by Energy Consumer at costs Energy Consumer would have normally paid for electricity delivered from the grid, including demand charges, time of day use (where applicable) and other charges as normally found on Energy Consumers power company billing statements, less 20% during the First Term. Second and Third Terms are to be negotiated at even greater savings.

13. Rates paid by Energy Consumer to NECO for delivered thermal energy are based upon the number of Therms or BTU's used by Energy Consumer at rates Energy Consumer have normally paid for thermal energy, including surcharges if any, and including boiler inefficiency (where applicable) and other charges as normally found on Energy Consumers thermal billing statements, less 20% during the First Term. Second and Third Terms are negotiated at even greater savings.

14. NECO reserves the right to sell any available energy not consumed by Energy Consumer to Third Parties. See Definitions which are a part and attached to this Agreement.

15. Commencement and Termination: This Agreement and commencement of the first sixty (60) month First Term shall become effective as of the date the Solar Generator is installed and accepted by Energy Consumer:

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Initials:                         (on day of  acceptance) and  shall continue in
         ----------  ----------   full force and effect  for sixty  (60) months.
                                  The First Term shall terminate on:

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or until the final day of the  Second or Third  Term (if  applicable),  at which time this Agreement shall terminate. Energy Consumer and NECO hereby agree to this Agreement and its attached Exhibits under the Principle of Mutual Benefit and for the benefit of the environment.

IN WITNESS WHEREOF, Energy Consumer and NECO have executed this Agreement as of this 9th day of March, 2003 in the City of San Pedro, County of Los Angeles, State of California.

ENERGY CONSUMER                             NECO


By:                                         By:
    -----------------------------------         --------------------------------
    Cliff Miller                                Tor Ewald, Secretary/Treasurer
                                                NECO Energy Corporation
                                                5580 La Jolla Blvd., Suite 506
It's                                            La Jolla CA 92037-7651
     ----------------------------------
     Print
Andrew Martin Company
16539 South Main St.
Gardena, CA 90248

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                                   DEFINITIONS
            ENERGY CONSUMER SHARED ENERGY SAVINGS AGREEMENT ("SESA") THESE DEFINITIONS ARE HEREBY ATTACHED TO AND A PART OF THIS SESA

BOILER INEFFICIENCY: Boiler inefficiency loss equals approximately 25% due to the heat loss going up the exhaust stack.

DELIVERED ENERGY: Billings and savings are based on energy delivered to the Energy Consumer from the NECO Solar Generator. The Energy Consumer still pays normal prices on energy consumed which is not delivered by the NECO Solar Generator.

EXCESS ENERGY: In the event Energy Consumer does not require energy at a certain time of day or does not require thermal energy, NECO reserves the right to sell any excess energy to third parties.

SESA: Shared Energy Savings Agreement between NECO or third party and Energy Consumer.

DISPUTES: Any Dispute, controversy or claim arising under, out of or relating to this SESA (and subsequent amendments thereof) its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims (hereinafter referred to as "the Dispute") shall be submitted to Mediation in accordance with the Rules of the American Arbitration Association in force at the time of initiating the mediation procedure. If the Dispute has not been settled pursuant to the Mediation procedure within sixty (60) days of the initiation of the Mediation, or if either party will not participate in the Mediation, the Dispute shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the International Chamber of commerce in force when initiating the arbitral procedure. The arbitral tribunal shall consist of a sole arbitrator. The place of arbitration shall be San Diego, CA, U.S.A. The Language to be used in the arbitral proceedings shall be English. All disputes, controversies or claims referred to arbitration including those on any statute of limitations, set-off claims, tort claims and interest claims shall be governed by the substantive law fo California, U.S.A.

INVOICES: Invoices are billing statements provided to Energy Consumer by NECO on a regular basis commencing the first day of every other month (bi-monthly). The billing will break down the energy consumed and allocate 20% of the savings to the Energy Consumer and 80% of the savings to NECO.

NECO: NECO Energy Corporation. A publicly traded corporation incorporated in California for the purpose of acquiring and having installed Solar Generators in order to share in the savings of energy produced from said Solar Generators with Energy Consumers. The Solar Generators are produced by MegaWatt Energy Corporation ("MEC")s which is the Original Equipment Manufacturer. MEC shall install the Solar Generators.

OEM: Original Equipment Manufacturer (MEC) that provides factory financing to NECO.

PAYMENT DEFAULT: Energy Consumer shall be in default if payment for delivered energy is not received by NECO fifteen (15) days after the Billing Date. Billings shall be sent by U.S. Mail to Energy Consumer in advance of the Billing Date.

ENERGY CONSUMER(S) SITE: The site or location where the Solar Generator is installed.

RECORDING METERS: Are placed at convenient locations. There are two (2) recording meters: (1) a kilowatt hour meter and (2) a thermal B.T.U. recording meter.

SOLAR   GENERATOR:   The  identified   components  of  the  High   Concentration
Photovoltaic Electro-Thermo Solar Generator, sub-systems, recording meters and interconnect facilities installed at and upon Energy Consumers Site.

UCC-1: OEM will record a Form UCC-1 with the State of California for this Solar Equipment as owner.

UNITS OF MEASURE: 1 kilowatt: 1000 watts; 1 Therm: 100,000 B.T.U

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                                    EXHIBIT B
                                 ENERGY CONSUMER
                         SHARED ENERGY SAVINGS AGREEMENT


                             NECO ENERGY CORPORATION

                                 EQUIPMENT LIST

The total number of NECO Solar Generator(s) installed upon Energy Consumer Site shall have a total rated energy output capacity of 300,000 watts and 2,500,000 British thermal units (Btu's).

Number of Solar Generators:     150    each rated at    2000   watts.
                            ----------               ----------

                  MODEL                                SERIAL NUMBER

               FLC 2000GA-T                            0101 thru 0251
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OTHER EQUIPMENT:

Inverter:                To be determined at time of installation
                         ----------------------------------------

Recording Meter:         To be determined at time of installation
                         ----------------------------------------

Interconnect Facilities:
                         ----------------------------------------

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Sub-Systems:             To be determined at time of installation
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